Exhibit 10.1

Execution Version

Agriculture & Natural Solutions Acquisition Sponsor LLC

Agriculture & Natural Solutions Acquisition Warrant Holdings, LLC

c/o Riverstone Holdings LLC

712 Fifth Avenue, 36th Floor

August 28, 2024

Agriculture & Natural Solutions Acquisition Corporation

712 Fifth Avenue, 36th Floor

New York, NY 10019

Attention: Bert Glover

Email: bert@impactag.com.au

Australian Food & Agriculture Company Limited

101 Collins Street, Level 29

Melbourne, VIC 3000

Attention: Alastair Provan

Email: aprovan@bellpotter.com.au

Agriculture & Natural Solutions Company Limited

Suite 6

195 Beardy Street

Armidale NSW 2350, Australia

Attention: Bert Glover

Email: bert@impactag.com.au

Raymond T. Dalio in his Capacity as Trustee of the Raymond T. Dalio Revocable Trust

Boonoke Conargo Road

Deniliquin NSW 2710, Australia

Attention: Alastair Provan

Email: aprovan@bellpotter.com.au

Bell Group Holdings Pty Limited

Boonoke Conargo Road

Deniliquin NSW 2710, Australia

Attention: Alastair Provan

Email: aprovan@bellpotter.com.au

Re:	Sponsor Support Agreement

Ladies and Gentlemen:

This Sponsor Support Agreement (this “Sponsor Agreement”) is being delivered to you in accordance with that Business Combination Agreement, dated as of the date hereof, by and among Agriculture and Natural Solutions Acquisition Corporation, a Cayman Islands exempted company (“SPAC”), Agriculture & Natural Solutions Company Limited, an Australian public company limited by shares (“NewCo”), Merino Merger Sub 1 Inc., a Cayman Islands exempted company (“Merger Sub 1”), Merino Merger Sub 2 Inc., a Cayman Islands exempted company (“Merger Sub 2”), Raymond T. Dalio in his capacity as Trustee of the Raymond T. Dalio Revocable Trust (“Dalio”), Bell Group Holdings Pty Limited ACN 004 845 710, an Australian private company

(“Bell Group” and together with Dalio, the “Sellers”), Australian Food & Agriculture Company Limited ACN 005 858 293, an Australian unlisted public company limited by shares (the “Company” and together with SPAC, NewCo, the Sellers, the Sponsor (as defined below) and Warrant Holdings Sponsor (as defined below), collectively, the “Parties”), and solely with respect to Section 2.07 therein, Agriculture & Natural Solutions Acquisition Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”) (the “Business Combination Agreement”), and the transactions contemplated therein (the “Business Combination”). Certain capitalized terms used herein are defined in paragraph 6 hereof. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.

The Sponsor currently is the record owner of 8,225,000 Class B ordinary shares, par value $0.0001 per share (the “SPAC Founder Shares”).

Agriculture & Natural Solutions Acquisition Warrant Holdings, LLC, a Delaware limited liability company (the “Warrant Holdings Sponsor” and together with the Sponsor, collectively, the “Sponsor Entities”), currently is the record owner of 8,901,333 outstanding SPAC Warrants, which were acquired in a private placement that occurred simultaneously with the consummation of the SPAC’s initial public offering (the “Private Placement Warrants”).

In order to induce the Company, the Sellers and SPAC to enter into the Business Combination Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1)	The Sponsor irrevocably agrees that it shall:

a)

vote any SPAC Class A Ordinary Shares and SPAC Founder Shares owned by it (all such ordinary shares, the “Covered Shares”) in favor of the Business Combination and each other proposal related to the Business Combination included on the agenda for the SPAC Shareholders’ Meeting, except that, to the extent restricted by the rules, regulations and guidance of the Securities and Exchange Commission, it shall not vote any SPAC Class A Ordinary Shares that it purchases after SPAC publicly announces its intention to engage in the Business Combination for or against any of the aforementioned proposals;

b)	when the SPAC Shareholders’ Meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

c)

vote (or execute and return an action by written resolution), or cause to be voted at such meeting, or validly execute and return and cause such written resolution to be granted with respect to, all of such Covered Shares against (i) any Alternative Transaction and (ii) any other action that would reasonably be expected to (A) impede, interfere with, delay, postpone or adversely affect the Business Combination or any of the other transactions contemplated by the Business Combination Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of SPAC under the Business Combination Agreement or result in any of the conditions set forth in Article X of the Business Combination Agreement not being fulfilled, (B) result in a breach of any covenant, representation or warranty or other obligation or agreement of it contained in this Sponsor Agreement or (C) change in any manner the dividend policy or capitalization of, including the voting rights of, any class of equity of SPAC (other than as contemplated by the Business Combination Agreement);

d)

vote (or execute and return an action by written resolution), or cause to be voted at such meeting, or validly execute and return and cause such written resolution to be granted with respect to, all of such Covered Shares against any change in business, management or the SPAC Board (other than in connection with the Business Combination and the other proposals related to the Business Combination); and

e)	not redeem any Covered Shares or any subsequently acquired SPAC Ordinary Shares owned by it in connection with such shareholder approval.

Prior to any valid termination of the Business Combination Agreement, each Sponsor Entity, as the case may be, shall take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the transactions contemplated by this Sponsor Agreement.

The obligations of the Sponsor specified in this paragraph 1 shall apply whether or not the Business Combination or any action described above is recommended by the SPAC Board.

2)

The Sponsor agrees that it shall not Transfer any SPAC Founder Shares (or NewCo Ordinary Shares issuable upon conversion thereof in the Business Combination) until the earlier of (i) one year after the Closing or (ii) subsequent to the Closing, (x) the first date on which the last sale price of the NewCo Ordinary Shares equals or exceeds US $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-day trading period commencing at least 150 days after the Closing or (y) the date on which NewCo completes a liquidation, merger, share exchange or other similar transaction that results in all of NewCo’s shareholders having the right to exchange their NewCo Ordinary Shares for cash, securities or other property (the “Founder Shares Lock-up Period”).

3)

The Warrant Holdings Sponsor agrees that it shall not Transfer any Private Placement Warrants or NewCo Warrants (or NewCo Ordinary Shares issued or issuable upon the exercise of the NewCo Warrants) until 30 days after the Closing (the “Warrants Lock-up Period”).

4)

Notwithstanding the provisions set forth in paragraphs 2 and 3, Transfers of the SPAC Founder Shares, Private Placement Warrants, NewCo Warrants and NewCo Ordinary Shares issued or issuable upon the exercise or conversion of the SPAC Founder Shares and NewCo Warrants and that are held by the Sponsor Entities or their permitted transferees (that have complied with this paragraph 4) are permitted in accordance with paragraph 8(c) of that certain Letter Agreement, dated November 8, 2023, among the SPAC, its officers and directors, the Sponsor and the Warrant Holdings Sponsor (the “SPAC Letter Agreement”); provided, however, that, in the case of Transfers permitted by clauses (i) through (vii) of paragraph 8(c) of the SPAC Letter Agreement, such permitted transferees must enter into a written agreement agreeing to be bound by the requirements of this Sponsor Agreement.

5)

Each of the Sponsor Entities hereby agrees that, during the period commencing on the date hereof and ending at the Closing, such Sponsor Entity shall not modify or amend any Contract between or among such Sponsor Entity, anyone related by blood, marriage or adoption to such Sponsor Entity or any affiliate of such Sponsor Entity (other than SPAC and its Subsidiaries), on the one hand, and SPAC or any of SPAC’s Subsidiaries, on the other hand.

6)

As used herein, (i) “Beneficially Own” has the meaning ascribed to it in Section 13(d) of the Exchange Act; and (ii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of the Exchange Act, and the rules and regulations promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); provided that the exercise of any Private Placement Warrant(s) or NewCo Warrant(s) shall not constitute a “Transfer”.

7)

This Sponsor Agreement, the SPAC Letter Agreement, the Business Combination Agreement and the other agreements referenced herein and therein constitute the entire agreement and understanding of the Parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the Parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Sponsor Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all Parties hereto.

8)

Subject to, and conditioned upon, the occurrence of the Closing, including the treatment of the SPAC Founder Shares in the First Merger as contemplated by the Business Combination Agreement, to the fullest extent permitted by Law and the SPAC Organizational Documents, the Sponsor hereby irrevocably and unconditionally waives and agrees not to assert or perfect, any rights to (i) conversion of the SPAC Founder Shares to SPAC Class A Ordinary Shares prior to the First Merger Effective Time, (ii) adjustment or other anti-dilution protection with respect to the rate that the SPAC Founder Shares held by it convert into SPAC Class A Ordinary Shares, in each case pursuant to the SPAC Organizational Documents, or (iii) any other adjustment or anti-dilution protections that arise in connection with the issuance of NewCo Ordinary Shares (including in connection with the Private Placement) and the other transactions contemplated by the Business Combination Agreement pursuant to the SPAC Organizational Documents or otherwise. SPAC acknowledges and agrees to the waiver referred to in Section 8(i) above.

9)

No party hereto may, except as set forth herein, assign either this Sponsor Agreement or any of its rights, interests, or obligations hereunder, other than in conjunction with Transfers permitted by paragraph 4, without the prior written consent of the other Parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Sponsor Agreement shall be binding on the Sponsor, Warrant Holdings Sponsor, SPAC, NewCo, the Sellers and the Company and their respective successors, heirs, personal representatives and assigns and permitted transferees.

10)

Nothing in this Sponsor Agreement shall be construed to confer upon, or give to, any person or corporation other than the Parties hereto any right, remedy or claim under or by reason of this Sponsor Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Sponsor Agreement shall be for the sole and exclusive benefit of the Parties hereto and their respective successors, heirs, personal representatives and assigns and permitted transferees.

11)

This Sponsor Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

12)

This Sponsor Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Sponsor Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties hereto intend that there shall be added as a part of this Sponsor Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

13)

This Sponsor Agreement, and all Actions based upon, arising out of, or related to this Sponsor Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to Contracts executed in and to be performed in that State, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

14)

Any Action based upon, arising out of or relating to this Sponsor Agreement or the transactions contemplated hereby shall be heard and determined exclusively in any Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in a Court of Chancery of the State of Delaware, then any such Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The Parties hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Sponsor Agreement brought by any Party, and (b) agree not to commence any Action relating thereto except in the courts described above in the State of Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in the State of Delaware as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Sponsor Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in the State of Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Sponsor Agreement, or the subject matter hereof, may not be enforced in or by such courts.

15)

EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MIGHT HAVE TO A TRIAL BY JURY WITH RESPECT TO LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

16)

Any notice, consent or request to be given in connection with any of the terms or provisions of this Sponsor Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile or e-mail transmission.

17)

This Sponsor Agreement shall terminate upon the earlier of (a) the expiration of each of the Warrants Lock-up Period and the Founder Shares Lock-up Period and (b) the termination of the Business Combination Agreement in accordance with its terms prior to the Closing; provided, that the obligations of the Sponsor set forth in paragraph 1 shall terminate immediately following the Closing or upon the earlier termination of the Business Combination Agreement in accordance with its terms prior to the Closing.

18)

Each of the Sponsor Entities hereby represents and warrants to SPAC, the Sellers and the Company as follows: (i) it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, (ii) it has all necessary power and authority to execute, deliver and perform this Sponsor Agreement and consummate the transactions contemplated hereby; (iii) this Sponsor Agreement has been duly executed and delivered by such party and, assuming due authorization, execution and delivery by the other Parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of such party, enforceable against such party in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies); (iv) the execution and delivery of this Sponsor Agreement by such party does not, and the performance by such party of its obligations hereunder will not, (A) conflict with or result in a violation of the organizational documents of such party or (B) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon such party or such party’s Covered Shares or Private Placement Warrants, as applicable), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such party its obligations under this Sponsor Agreement; (v) there are no Actions pending against such party or, to the knowledge of such party, threatened against such party, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such party of its obligations under this Sponsor Agreement; (vi) except for fees described on Section 6.11 of the SPAC Disclosure Schedules, no financial advisor, investment banker, broker, finder or other similar intermediary is entitled to any fee or commission from such party or its controlled affiliates in connection with the Business Combination Agreement or the transactions contemplated thereby based upon any arrangement or agreement made by such party or its controlled affiliates for which SPAC or any of its controlled affiliates or, following the Closing, the Company, NewCo or any of their controlled affiliates, would have any obligations or liabilities of any kind or nature; (vii) such party has had the opportunity to read the Business Combination Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors; (viii) such party has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such party’s obligations hereunder; (ix) such party has good title to its Covered Shares and Private Placement Warrants, and there exist no Liens or any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such Covered Shares or Private Placement Warrants) affecting its Covered Shares or Private Placement Warrants, other than pursuant to (1) this Sponsor Agreement, (2) the SPAC Organizational Documents, (3) the Business Combination Agreement, (4) the Amended and Restated Limited Liability Company Agreement of the Sponsor, (5) the Amended and Restated Limited Liability Company Agreement of the Warrant Holdings Sponsor, (6) the SPAC Letter Agreement or (7) any applicable securities Laws; and (x) the SPAC Founder Shares identified in the paragraph 2 of this Sponsor Agreement or the Private Placement Warrants identified in the paragraph 3 of this Sponsor Agreement, as applicable, are the only equity securities of SPAC that such party Beneficially Owns as of the date hereof.

19)

Each of the Sponsor Entities hereby agrees and acknowledges that: (i) SPAC and, prior to any valid termination of the Business Combination Agreement, the Company and the Sellers would be irreparably injured in the event of a breach by such party of its obligations hereunder, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in Law or in equity, in the event of such breach. The Sponsor Entities shall also be entitled to seek injunctive relief, in addition to any other remedy that such Parties may have in Law or in equity, in the event of a breach under this Sponsor Letter.

20)

If, and as often as, (a) there is any share split, share dividend, combination or reclassification that results in the Sponsor Entities acquiring new SPAC Founder Shares, SPAC Class A Ordinary Shares, Private Placement Warrants or other equity securities of SPAC, (b) the Sponsor Entities purchase or otherwise acquire Beneficial Ownership of any SPAC Founder Shares, Private Placement Warrants, SPAC Class A Ordinary Shares or other equity securities of SPAC after the date of this Sponsor Agreement, or (c) the Sponsor Entities acquire the right to vote or share in the voting of any SPAC Founder Shares, SPAC Class A Ordinary Shares or other equity securities of SPAC after the date of this Sponsor Agreement, then, in each case, such SPAC Founder Shares, SPAC Class A Ordinary Shares, Private Placement Warrants and other equity securities of SPAC, as applicable, acquired or purchased by the Sponsor Entities shall be subject to the terms of this Sponsor Agreement; provided, however, that the terms of paragraphs 2 and 3 shall only apply to SPAC Founder Shares and Private Placement Warrants.

21)

Each of the Parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

[Signature pages follow.]

Sincerely,

AGRICULTURE & NATURAL SOLUTIONS ACQUISITION SPONSOR LLC

By:	/s/ Thomas Smith
Name: Thomas Smith
Title: Authorized Person

AGRICULTURE & NATURAL SOLUTIONS ACQUISITION WARRANT HOLDINGS, LLC

By:	/s/ Thomas Smith
Name: Thomas Smith
Title: Authorized Person

Acknowledged and Agreed:

AGRICULTURE & NATURAL SOLUTIONS ACQUISITION CORPORATION

By:	/s/ Thomas Smith
Name: Thomas Smith
Title: Chief Financial Officer, Chief Accounting Officer and Secretary

Acknowledged and Agreed:

AUSTRALIAN FOOD & AGRICULTURE COMPANY LIMITED

By:	/s/ Alastair Provan
Name: Alastair Provan
Title: Chairman

SIGNATURE PAGE TO

SPONSOR SUPPORT AGREEMENT

Acknowledged and Agreed:

AGRICULTURE & NATURAL SOLUTIONS COMPANY LIMITED

By:	/s/ Robert (Bert) Glover
Name: Robert (Bert) Glover
Title: Director and Secretary

Acknowledged and Agreed:

/s/ Raymond T. Dalio
Raymond T. Dalio, in his capacity as Trustee of the Raymond T. Dalio Revocable Trust

Acknowledged and Agreed:

BELL GROUP HOLDINGS PTY LIMITED

By:	/s/ Andrew George Bell
Name: Andrew George Bell
Title: Director

SIGNATURE PAGE TO

SPONSOR SUPPORT AGREEMENT